                                                                    EXHIBIT 7(b)

                      ADELPHIA COMMUNICATIONS CORPORATION
                         REGISTRATION RIGHTS AGREEMENT

          THIS AGREEMENT, made as of the 30th day of September, 1998, by and among TCI DEVELOPMENT CORPORATION, a Colorado corporation ("TCI"), and ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, TCI has acquired a number of shares of the Class A Common Stock of the Company, par value $.01 (the "Common Stock") pursuant to that certain Agreement and Plan of Merger by and among TCID-SVHH, Inc., SHHH Acquisition Corp., TCI and the Company, dated August 31, 1998 (the "Merger Agreement"); and

          WHEREAS, TCI and the Company have reached the agreements set forth herein and desire to provide that the Registrable Securities (as defined herein) shall be held by TCI subject to the rights described herein.

          NOW, therefore, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Definitions.  For purposes of this Agreement:
              -----------

               (a) The term "Act" means the Securities Act of 1933, as amended, or any other statute in effect from time to time corresponding to such act.

               (b) The term "Commission" means the Securities and Exchange Commission, or any successor agency thereto.

               (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

               (d) The term "Registrable Securities" means (i) the shares of Common Stock issued to TCI pursuant to the Merger Agreement and held by the Holders (as herein defined) and (ii) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock. Registrable Securities, if transferred pursuant to an exemption from registration under the Act, will no longer be Registrable Securities except to the extent they shall be held by a Holder.

               (e) The term "Holder" or "Holders" means (i) TCI and (ii) any other person or entity holding Registrable Securities to whom these registration rights have been transferred in accordance with Section 9 of this Agreement.
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     2.   Request for Registration.
          ---------------------------

          (a) If, at any time after the first anniversary of the date of this Agreement, the Company shall receive a written request (specifying that it is being made pursuant to this Section 2) from the Holders that the Company file a registration statement or similar document under the Act covering Registrable Securities held by such Holders (a "Registration Statement"), then the Company shall promptly use its best efforts to file a Registration Statement and to effect such registration of all Registrable Securities that Holders have requested be so registered to be registered under the Act. The Company shall be obligated to effect only two registrations pursuant to this Agreement, and shall not be obligated to effect a registration to the extent that the Holders may sell all their Registrable Securities without being subject to a holding period or volume limitations and without such Holders being required to deliver a prospectus in connection therewith under the Act.

          (b) Notwithstanding the foregoing, in the event that prior to the first anniversary of the date hereof TCI is required to dispose of Registrable Securities in order to decrease the ownership interests attributed to TCI and its affiliates so that TCI and its affiliates would not be deemed to have an "attributable interest" in the Company under the horizontal attribution rules of the Federal Communications Commission, TCI may request the Company to file a Registration Statement prior to the first anniversary of the date of this Agreement without such registration counting towards the two demand registrations permitted pursuant to Section 2(a) above, and the Company shall promptly use its best efforts to do so and to effect the registration of such Registrable Securities under the Act; provided, however, that to the extent any such request pursuant to this Section 2(b) is delivered to the Company within 45 days prior to the first anniversary of this Agreement, such request shall be deemed to count as one of the two demand registrations granted pursuant to
Section 2(a).

          (c) The Company shall cause Registration Statements filed in connection with a demand under Sections 2(a) or (b) to be effective continuously for one hundred twenty (120) days from the date of initial effectiveness of the Registration Statement (provided that such period shall be extended by the length of time during which TCI is blocked from selling the Registrable Securities pursuant to Sections 2(d) and 8 of this Agreement), or until the earliest date upon which all Registrable Securities held by Holders either (i) have been sold by them or (ii) may be sold by them without being subject to a holding period or volume limitations and without such Holders being required to deliver a prospectus in connection therewith under the Act.

          (d) Notwithstanding the foregoing, the Company may request the Holders not to (and upon such request the Holders hereby agree not to) make any sales pursuant to an effective Registration Statement for up to two periods of thirty (30) days, as the Company shall specify, provided that the Company shall furnish to each such Holder a certificate signed by the President, the Chief Executive Officer or a Vice President of the Company stating that, in the good faith judgment of the Company, such registration and offering would materially interfere

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with or otherwise materially adversely affect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its affiliates or require the Company to disclose matters that otherwise would not be required to be disclosed at such time.

     3.   Obligations of the Company.  Whenever required under Section 2 to use
          --------------------------
its best efforts to effect the registration of any Registrable Securities, the Company shall, as promptly as practicable:

          (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the applicable periods stated under Section 2. In connection therewith, the Company shall notify Holders of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and consistent with the Company's past practices, prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the prospectus current and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

          (c) Notify the Holders, (i) when the Registration Statement becomes effective, (ii) when the filing of a post-effective amendment to the Registration Statement or supplement to the prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or any prospectus relating thereto or for additional information, and (iv) of the entry of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose;

          (d) Furnish to the Holders and deliver as directed by them a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, such numbers of copies of a prospectus, including a preliminary prospectus or supplement, in conformity with the requirements of the Act, and such other documents as they

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may reasonably request in order to facilitate the disposition of Registrable
Securities owned by them;

          (e) Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

          (f) Cause such Registrable Securities covered by the Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market on which the Registrable Securities are then listed or traded upon the sale of such Registrable Securities pursuant to the Registration Statement.

     4.   Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company. In addition, the Holders agree to promptly provide the Company written notice of sales of Registrable Securities (including share amounts) upon request by the Company in writing.

     5.   Expenses of Registration.  All expenses incurred in connection with a
          ------------------------
Registration Statement pursuant to Section 2 (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, but not including fees and disbursements of counsel, consultants or other advisors for the selling Holders, shall be borne by the Company.

     6.   Indemnification and Contribution.  In the event any Registrable
          --------------------------------
Securities are included in a registration statement under this Agreement:

          (a) To the extent not prohibited by law the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person or entity, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act") against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act or the 1934 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or

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defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent not prohibited by law, each Holder requesting or joining in a registration will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company (within the meaning of the Act or the 1934 Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is affected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and (unless the interest of the indemnifying party conflicts with that of the indemnified party) the indemnifying party shall have the right to participate at its own expense in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The omission so to notify the indemnifying party as provided herein will not relieve the indemnifying party of any liability that he may have to any indemnified party under this Section, except to the extent such failure to notify an indemnifying party actually prejudices his ability to defend such action.

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

          (d) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) any party entitled to indemnification under this Agreement makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification cannot be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any party in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied (or omitted to be supplied) by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds of all such Registrable Securities sold by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     7.   Reports Under Securities Exchange Act of 1934.  The Company agrees to
          ---------------------------------------------
use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times from the date on which sales may first be made by the Holders under Rule 144 so long as the Holders shall hold Registrable Securities.

     8.   Lockup Agreement.   In consideration for the Company agreeing to its
          ----------------
obligations under this Agreement, in the event that each of the directors and executive officers of the Company, John J. Rigas and the members of the immediate family of John J. Rigas execute an agreement not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Common Stock of the Company of which they are the beneficial owners (other than (a) those included in the registration and (b) sale transactions not involving a public offering, provided that the transferee of such person as a condition thereto and in connection therewith, agrees to be bound by such restriction), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 120 days from the effective date of such registration as the Company or the underwriters may specify, each Holder shall agree in connection with any registration of the Company's securities for sale by the Company to the general public, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, on the same terms not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than (a) those included in the registration and (b) sale

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

transactions not involving a public offering, provided that the transferee of such Holder as a condition thereto and in connection therewith, agrees to be bound by and joins into this Section 8), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 120 days from the effective date of such registration as the Company or the underwriters may specify; provided, however, that such restrictions on sales by Holders shall not apply if a request for registration has been made by Holders prior to the receipt of a notice from the Company or its underwriters under this Section 8. During any period that sales of Registrable Securities by the Holder are restricted under this Section, at the Holder's request, the Company will give written notice to the Holder as soon as the restrictions on sale terminate. The Company hereby agrees to give Holder among other things written notice of the filing of a registration statement for a proposed underwritten offering to which the restrictions in this Section 8 could apply if so requested.

     9.   Transfer of Registration Rights.  The registration rights of the
          -------------------------------
Holders under Section 2 may be not transferred except to a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI Parent") or any successor to TCI Parent by merger, consolidation or otherwise, provided that any such transferee agrees in writing to be bound by the terms of and joins in this Agreement as a Holder in all respects hereunder. The Company shall be given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned. This Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company, and of the Holders hereto which successors and assigns are permitted to become Holders under this
Section 9.

     10.  No Piggyback Registrations. The Company hereby covenants and agrees
          --------------------------
with TCI that it will not permit any holder or prospective holder of its securities to register such securities on any Registration Statement filed pursuant to this Agreement.

     11.  Entire Agreement.  This Agreement and the documents referred to herein
          -----------------
constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and negotiations relating thereto.

     12.  Governing Law.  This Agreement, together with the rights and
          -------------
obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to any jurisdiction's conflicts of laws provisions.

     13.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14.  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are for convenience only and are not to be considered in construing or interpreting this Agreement.

     15.  Notices. Any notice, request or other communication required or
          -------
permitted under this Agreement shall be given in writing and shall be deemed to be effectively given upon

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(i) personal delivery, (ii) delivery by U.S. Express Mail or other overnight courier service which provides evidence of delivery, (iii) facsimile transmission confirmed through an electronic confirmation report received at the sending machine, or (iv) the expiration of three (3) days following deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed, in each case, as follows:

          If to the Company:

               Adelphia Communications Corporation
               Attn:  Timothy J. Rigas
               Main at Water Street
               Coudersport, Pennsylvania  16915
               Telephone: (814) 274-9830
               Facsimile: (814) 274-7098

               with a copy to:

               Colin Higgin, Esq.
               Adelphia Communications Corporation
               Main at Water Street
               Coudersport, PA 16915
               Telephone: (814) 274-9830
               Facsimile: (814) 274-7098

               and an additional copy to:

               Buchanan Ingersoll Professional Corporation
               One Oxford Centre
               301 Grant Street, 21st Floor
               Pittsburgh, Pennsylvania 15219
               Attn:  Bruce I. Booken, Esq.
               Telephone:  (412) 562-8839
               Facsimile:  (412) 562-1041

          If to TCI:

               TCI Development Corporation
               ---------------------------
               Terrace Tower Two
               -----------------
               5619 DTC Parkway
               ----------------
               Englewood, CO  80111
               --------------------
               Attn:  William Fitzgerald
               -------------------------
               Telecopy:  (303) 267-6672
               -------------------------

               With a copy to:

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               Sherman & Howard L.L.C.
               -----------------------
               633 Seventeenth Street, Suite 3000
               ----------------------------------
               Denver, CO  80202
               -----------------
               Attn:  Peggy Knight
               -------------------
               Telecopy:  (303) 298-0940
               -------------------------


or at such other address as any party may designate by ten (10) days advance written notice to the other party in accordance with the provisions of this Paragraph.

     16.  Amendments.  This Agreement may not be amended without the written
          ----------
consent of the Company and the Holders of at least a majority in interest of the then outstanding Registrable Securities held by all Holders.

                 [remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly authorized representative  as of the day first above written.

                              COMPANY:

                              ADELPHIA COMMUNICATIONS CORPORATION

                              By:  /s/ Michael J. Rigas
                                  -----------------------------
                              Name: Michael J. Rigas
                                   ----------------------------
                              Title: Executive Vice President
                                    ---------------------------

                              TCI:

                              TCI DEVELOPMENT CORPORATION


                              By: /s/ William Fitzgerald
                                 ------------------------------
                              Name: William Fitzgerald
                                   ----------------------------
                              Title:___________________________

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